Exhibit 23.1



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Teligent, Inc. 1997 Stock Incentive Plan and the Teligent, Inc. 1999 Employee Stock Purchase Plan, of our report dated February 12, 1999, with respect to the consolidated financial statements of Teligent, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
McLean, Virginia
December 20, 1999